FORM 8-A

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

AMERICAN EXPRESS CREDIT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	11-1988350
(State of Incorporation)	(I.R.S. employer identification no.)

200 Vesey Street New York, New York	10285
Address of principal offices	Zip Code

Securities to be registered pursuant to Section 12(b)

Of the Securities Exchange Act of 1934 (the “Act”)

Title of each class	Name of exchange on which
To be so registered	each class to be registered
0.625% Senior Notes due 2021	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates 333-204124

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The material set forth in the section captioned “Description of Debt Securities” in the Registrant’s Prospectus dated May 13, 2015 and filed with the Securities and Exchange Commission on May 13, 2015 pursuant to Rule 424(b) under the Securities Act and the material set forth in the section captioned “Description of Notes” in the Registrant’s Prospectus Supplement dated November 15, 2016 and filed with the Securities and Exchange Commission on November 16, 2016 pursuant to Rule 424(b) under the Securities Act are incorporated herein by reference.

Item 2. Exhibits.

1.                                      Certificate of Incorporation, as amended, incorporated herein by reference to Exhibit 3(a) to the Registrant’s Registration Statement on From S-1 (Registration No. 2-43170), filed with the Securities and Exchange Commission on February 25, 1972.

2.                                      By-Laws, as amended and restated as of November 24, 1980, incorporated herein by reference to Exhibit 3(b) to the Registrant’s Annual Report on Form 10-K (File No. 1-6908), for the year ended December 31, 1985.

3.                                      Form of the Registrant’s Global Note for its 0.625% Senior Notes due 2021, incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 1-6908), filed with the Securities and Exchange Commission on November 22, 2016.

4.                                      Debt Securities Indenture dated as of June 9, 2006, incorporated herein by reference to Exhibit 4(a) to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-160018), filed with the Securities and Exchange Commission on June 16, 2009.

5.                                      First Supplemental Indenture dated as of November 22, 2016, incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 1-6908), filed with the Securities and Exchange Commission on November 22, 2016.

All requisite approvals and authorizations have been received, and required supporting documents relating to this transaction have been filed with the New York Stock Exchange.

In connection with the issuance of these securities, the Registrant has received opinion(s) of counsel covering: the valid existence of the Registrant; the due authorization of the debt securities subject to this application (the “Debt Securities”); the validity of the Debt Securities; the qualification of the indenture under the Trust Indenture Act of 1939, if applicable, and, the effectiveness of the registration of the Debt Securities under the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of Section 12 of the Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant	American Express Credit Corporation
Company Name

Date	November 22, 2016

By	/s/ Carol V. Schwartz
Carol V. Schwartz
Secretary